CONSULTING AGREEMENT

      This Agreement, made this 4th day of February,1998 between FoneCash, Inc, a corporation registered in Delaware, located at 475 Dobbs Ferry Road, White Plains, New York 10607 (hereinafter referred to as "Company") and East Coast Entertainment, Inc., a corporation registered in New York, located at 8 Bridlepath Drive, Old Westbury, NY 11568 (hereinafter referred to as "Consultant".

                                WITNESSETH THAT:

      Consultant is hereby employed by Company in accordance with the terms and conditions herein provided:

1. Services. During the term of this Agreement, Consultant agrees to provide professional services to Company as set forth in Attachment A to this Agreement.

2. Term. The term of this Agreement shall commence for one year from the date written above and can be renewed at the option of E.C.E and the Board of Directors of Company for a period of ten (10) years.

3. Payment. As payment for services by Consultant, Company agrees to payment in accordance with Attachment A. Consultant shall submit monthly invoices which shall be paid upon receipt.

4. Expenses. Company shall reimburse Consultant for out-of-pocket expenses incurred in the course of performing services for Company. Expenditures made on behalf of the Company must first have approval of Company's Comptroller.

5. Stock Options. Under this Agreement, the Consultant shall be eligible to participate in such stock option plans established by the Board as incentives which are made available to Company's key senior executives.

6. Benefits. The Consultant, and employees and members of their families shall be allowed to participate in the group health plans of the Company as shall be approved by the Board of Directors from time to time, subject to the satisfaction of any condition of eligibility therein set forth and further subject to the right of the Board to amend, modify or terminate any such health benefit program as it applies to all senior key executives and other employees of the Company.

7. Termination. The Company shall be entitled to terminate this Agreement upon written notice to Consultant in the event of a breach of this Agreement. The following provision, in addition to any other similar provisions herein, shall govern termination of this Agreement :

      (a)   The Company, upon a vote of the Board of Directors, may


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            terminate for any reason by written  notice given to the Consultant not less then thirty (30) days.

      (b) The Company may terminate by written notice given to the Consultant effective as of the time of receipt of said notice by Consultant in the event the Consultant shall have engaged in any conduct or practice that in the reasonable opinion of the Company as expressed by a vote of the members of the Board, Consultant has a material and negative effect upon the good name, goodwill, or reputation of Company.

      (c) Company may terminate by written notice given to the Consultant, effective immediately, in the following events :
                  (i) Conviction in a court of competent jurisdiction which is no longer able to be appealed of the Consultant or final ruling or order no longer subject to appeal process or procedure by any Governmental Agency regarding any violation of law or regulation tending, in Company's opinion, to affect adversely the ability of the Consultant to perform his duties, obligations and responsibilities herein or the good name, goodwill, or reputation of the Company; or (ii) Submission by the Consultant to the Board of Directors any materially false or fraudulent information, reports or statement.

      (d) Notwithstanding anything herein to the contrary, all representations, warranties, covenants, agreements and undertakings made or accepted herein by Consultant along with all causes of action at law or in equity arising from the actual breach of attempted or threatened breach, shall survive the termination of the Agreement and inure to the benefit or Company, its successors and assigns.

8. Independent Contractor. Consultant is an independent contractor and is not an employee of the Company, as that term is defined by various laws and decisions of the Internal Revenue Service. Consultant shall be solely responsible for payment of all local, state and federal taxes resulting from, or on account of, compensation, reimbursement, or other payment received by Consultant.

9. Not An Agent. Nothing in this Agreement shall be construed to imply a joint venture, partnership or principal/agent relationship between the parties, and neither party by virtue of this Agreement shall have any right, power or authority to act or create any obligations, express or implied, on behalf of the other party.

10. Indemnification. Consultant shall indemnify and hold Company harmless from any liabilities, claims or demands (including costs, expenses and reasonable attorney fees on account thereof) resulting from, or on account of (a) Consultant's obligations to its employees, (b) for withholding and/or payment of local, state or federal taxes


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with respect to any compensation, reimbursement, or other payment received by
Consultant, or (c) injuries to persons, including death or damage to property, including theft, resulting from Consultant's acts or omissions or those of Consultant's employees, if any.

11. Notices. All notices necessary or required according to the terms of this Agreement shall be deemed sufficient if in writing and sent by registered mail or certified mail to the Company and its registered office, and to the Consultant at the last known office, or at such other address as the party to receive notice may designate in writings to the other prior to the time such notice is necessary or required to be sent.

12. Governing. Law. This Agreement shall be subject to and governed by the laws of the State of New York and that any dispute or question, either of fact or of law which arises out of this agreement, shall be resolved solely by reference to the laws of the State of New York. Any controversy or claim arising out of or in relation to this agreement or the breach thereof, and that is not amicably settled between the parties shall be settled in the manner established by, and will be subject to the provisions of the Arbitration laws of the State of New York, as supplemented by the current rules of the American Arbitration Association. Any award ordered by the Arbitrator may include, but not be limited to, hearing costs, lawyer fees, and any other charges and damages deemed appropriate by the Arbitrator. Judgment on any award rendered may be entered in any court having jurisdiction over the parties

13. Invalid Provisions. The invalidity of all or any part of any paragraph or paragraphs of this Agreement shall not invalidate the remainder of this Agreement or the remainder of any paragraph not invalidated.

14. Binding Effect. This Agreement cannot be assigned, transferred, pledged or hypothecated in any way, nor made subject to execution, attachment or similar process.

15 Miscellaneous.
      (a) This Agreement constitutes the entire agreement between the parties hereto and contains all of the understandings between said parties with respect to the subject matter hereof. Further, this Agreement supersedes any and all other agreements, either oral or in writing, between the parties hereto, with respect to the subject matter hereof.
      (b) This Agreement may only be amended or revoked at any time by a written agreement executed by the parties hereto.


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      (c)   If any provision of this Agreement is judged unenforceable by a court of competent jurisdiction, that fact will not invalidate the other provisions.

      In Witness Whereof, the parties to this Agreement do hereby agree to the terms set out above and have hereunto set their respective hands and seal.

FoneCash, Inc.

/s/ Daniel E. Charboneau, Chairman


East Coast Entertainment, Inc

/s/ Carmine Auditore
    President


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                                  Attachment A

1. Services.

FoneCash will contract with East Coast Entertainment Inc., (hereafter referred to as E.C.E.) to assign administrative duties, including but not limited to, publicity, advertising, public relations, investor relations programs, news releases, hiring of all necessary outside contractors for any specialized projects, printing and development of Company's annual reports, preparation of any design, print or art work, camera ready art, distribution of reports and corporate releases to State and Federal securities agencies.

      Additionally, E.C.E. shall be invited to fill one seat on the Company's Board of Directors in accordance with the Company's By-laws and amendments as approved by the Board.

2. Compensation

(a) Until FoneCash attains total gross revenues of $300,000.00 E.C.E. shall not be paid a monthly retainer, but that after $300,000 in gross revenues are attained, E.C.E shall be paid at the reduced rate of $50,000.00 a year. Retainer will be paid in 12 equal monthly payments on the first day of each month commencing on the first day or the month following the revenue target of $300,000 having been attained. E.C.E will be reimbursed for all the cost of providing services as necessary. Invoices prepared by E.C.E. to FoneCash shall be paid on the first day of the first month following the invoice date. Costs will include but not limited to, expenses related to the preparation and outside contracting of all necessary skills and services deemed after approvals by the FoneCash President or his Executive Representative. This includes the cost of printing, travel, overhead, hiring of necessary skills and services necessary to the completion of any approved project (b) After FoneCash Inc. has achieved $ 500.000,00 in gross revenues , E.C.E. shall receive compensation at the rate of $100,000 annually, payable in (12) equal monthly payments on the first day of each month. After the first year, if FoneCash attains gross sales of $1,000,000.00, E.C.E. annual compensation will increase 2 per cent ($20,000) for each million dollars in gross increase in sales over the previous year. (c) In the event the Company is purchased or acquired and/or merged with a third party firm, E.C.E. will share in bonuses or other compensation commensurate with other members of the Board of Directors or other executives.

3 Choice of payment

If the value of FoneCash stock is greater than $ 1.00, E.C.E has the option of taking 10 per cent of annual compensation in FoneCash common stock at a rate equivalent to 25 per cent below the average market price of the last 10 days preceding the date stock is to be issued. This option is available only once each year and notification of the intent to exercise this option must be given to the Company by the 15th day preceding the date the option is to exercised.


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